Exhibit 99.1

COMMODORE

                                  NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis -   (703) 567-3608
               Melissa C. Berkowitz -  (212) 308-5800


Commodore Applied Technologies, Inc.
        o  Reports Second Quarter 2003 Results
        o  2002 Annual Meeting September 12, 2003


NEW YORK, NY - August 15, 2003 - Commodore  Applied  Technologies,  Inc. (OTCBB:
CXII), today announced financial results for the three and six months ended June 30, 2003 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
            (Unaudited - dollars in thousands, except per share data)

                                                 Three Months  Ended                      Six Months  Ended
                                                          June  30,                              June  30,
                                                    2003            2002                 2003               2002
                                                    ----            ----                 ----               ----
Revenues*                                           $132           $1,190                $296              $2,277

Income (Loss) from Continuing Operations           ($610)             $86               ($990)              ($448)

Loss from Discontinued Operations**                  ($0)         ($4,752)                ($0)            ($4,802)

Net Loss                                           ($718)         ($4,692)            ($1,148)            ($5,318)

Net Loss Per Share -Basic and Diluted from
Continuing Operations                             ($0.01)          ($0.00)             ($0.01)             ($0.01)

Net Loss Per Share -Basic and Diluted from
Discontinued Operations                           ($0.00)          ($0.08)             ($0.00)             ($0.08)

Net Loss Per Share - Basic and Diluted            ($0.01)          ($0.08)             ($0.01)             ($0.09)

Weighted Average Number of Shares
Outstanding                                       84,834           57,645              76,694              57,478


         *These amounts are only from continuing operations and do not reflect the revenues of Dispute Resolution Management, Inc. (DRM), which was disposed of effective May 16, 2002. **The Net Loss amounts from discontinued operations for the three and six months periods ended June 30, 2002 include the loss from disposal of discontinued operations of DRM of $4,134,000.



                                     -more-

                                              CXI Reports Second Quarter Results
                                                                 August 15, 2003
                                                                          Page 2


Additionally, Commodore Applied Technologies, Inc., today announced that it has scheduled its 2002 Annual Shareholders Meeting on September 12, 2003. The meeting will take place at the Fitzpatrick Hotel located at 687 Lexington
Avenue, New York, NY. The meeting time is at 11:00 a.m. local time. The record date for determination of shareholders entitled to notice of meeting and to vote at the meeting was July 31, 2003.

Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies and Commodore Advanced Sciences. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at WWW.COMMODORE.COM.




This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


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